Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS [*****], HAS BEEN OMITTED IN RELIANCE ON REGULATION S-K, ITEM 601(B)(10)(IV) BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS CONFIDENTIAL.

PREPAYMENT AND REDEMPTION AGREEMENT

This PREPAYMENT AND REDEMPTION AGREEMENT (as amended, the “Agreement”), dated as of October 23, 2023 is made by and between Eightco Holdings Inc. (formerly known as Cryptyde, Inc.), a Delaware corporation, with headquarters located at 200 9th Avenue North, Suite 220, Safety Harbor, Florida 34695 (the “Company”) and the investor listed on the signature page attached hereto (the “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Notes and/or the SPAs (each as defined below), as applicable.

A. Pursuant to that certain Securities Purchase Agreement (as amended, the “2022 SPA”) dated as of January 26, 2022 by and between the Company and the Holder, the Company sold to the Holder a Senior Secured Convertible Note in an aggregate principal amount of $33,333,333 of which, as of the date hereof, an aggregate principal amount of $2,000,000 remains outstanding (as amended, the “2022 Note”) and warrants representing the right to acquire 3,333,333 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which are no longer outstanding as of the date hereof.

B. Pursuant to that certain Securities Purchase Agreement (as amended, the “2023 SPA” and together with the 2022 SPA, the “SPAs”) dated as of March 15, 2023 by and between the Company and the Holder, the Company sold to the Holder a Senior Secured Convertible Note in an aggregate principal amount of $5,555,000 of which, as of the date hereof, the entire aggregate principal amount remains outstanding (as amended, the “2023 Note” and together with the 2022 Note, the “Notes”) and warrants representing the right to acquire, as of the date hereof, 2,763,545 shares of Common Stock, subject to adjustments as set forth therein, which remain outstanding as of the date hereof (as amended, the “2023 Warrants”).

C. The parties, including the Holders representing the Required Holders (as defined in the Notes), hereto desire, among other things, for the Company to prepay the Notes and to redeem the 2023 Warrant that remain outstanding as of the date hereof, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. PREPAYMENT AND REDEMPTION.

(a) Notwithstanding anything to the contrary set forth in Section 1 of the 2022 Note, Section 1(c) of the 2023 Note and Section 5(b) of that certain Second Amendment Agreement dated as of January 6, 2023 by and between the Company and the Holder, the Company and the Holder hereby agree to the prepayment of the Notes and the redemption of the 2023 Warrants, subject to the following terms and conditions:

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(i) The Company shall make the following payments to the Holder via wire transfer of immediately available funds in accordance with the wire instructions set forth on the Holder’s signature page attached hereto on or prior to the dates set forth opposite such payment amounts in column (2) of the following table in prepayment and/or redemption of the securities set forth opposite such payment amount in column (3) of the following table:

(1)	(2)	(3)
Payment Amount	Payment Deadline	Prepayment of Notes / Redemption of 2023 Warrants
$3,000,000 (the “Initial Payment”)	the Closing	$2,000,000 principal amount of the 2022 Note, $340,000 principal amount of the 2023 Note and redemption in full of the 2023 Warrants
$150,000	November 15, 2023	$150,000 principal amount of the 2023 Note
$150,000	December 15, 2023	$150,000 principal amount of the 2023 Note
$2,275,000	January 15, 2024	$2,275,000 principal amount of the 2023 Note
$2,275,000	February 15, 2024	$2,275,000 principal amount of the 2023 Note
$365,000	March 15, 2024	$365,000 principal amount of the 2023 Note
Total: $8,215,000

For the avoidance of doubt, the Company may prepay any Payment Amount prior to the applicable Payment Deadline.

(ii) Upon receipt by the Holder, which the Holder shall promptly confirm in writing, of a payment set forth in clause (i) above via wire transfer of immediately available funds, the security, or the portion of the security, set forth opposite the applicable payment amount in column (3) of the table above shall no longer be outstanding. Any cash payments required to be made pursuant to the terms of the Notes shall be suspended as long as the Company timely makes the payments set forth in clause (i) above and no Event of Default (or an event that with the passage of time or the giving of notice would result in an Event of Default) occurs and is continuing.

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(iii) Upon receipt by the Holder of the Initial Payment, all of the aggregate principal amount outstanding of the 2023 Note shall no longer be convertible into shares of Common Stock pursuant to Section 3 of the 2023 Note; provided, that any aggregate principal amount outstanding of the 2023 Note shall again become convertible into shares of Common Stock while an Event of Default (or an event that with the passage of time or the giving of notice would result in an Event of Default) occurs and is continuing or in the event the Company fails to timely make the payments set forth in clause (i) above. The Company shall be permitted to release $2,850,000 from the Control Account and use such funds to pay such portion of the Initial Payment.

(iv) For the avoidance of doubt, except as otherwise expressly provided herein, each Transaction Document (as defined in the SPAs), is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects until receipt by the Holder of all payments set forth in clause (i) above. Upon receipt by the Holder, which the Holder shall promptly confirm in writing, of all payments set forth in clause (i) above via wire transfer of immediately available funds, the 2022 SPA, 2023 SPA, 2022 Note, 2023 Note, 2023 Warrants and any other Transaction Documents (as defined in the SPAs) shall terminate and be of no further force or effect other than Section 9(k) of the 2022 SPA and Section 9(k) of the 2023 SPA, each of which shall survive the termination set forth herein.

(b) The parties hereby acknowledge and agree that (i) this Agreement shall be deemed a “Transaction Document” as defined in the Notes and the other Transaction Documents (as defined in the SPAs) and (ii) any failure by the Company to deliver the Payment Amounts on or prior to the applicable Payment Deadline as set forth in Section 1(a)(i) shall be deemed an Event of Default (as defined in the Notes).

2. CLOSING.

The date and time of the closing (the “Closing”) of the transactions contemplated herein (the “Closing Date”) shall be 9:00 a.m., New York City time, on the date hereof, subject to the notification of satisfaction (or waiver) of the conditions to Closing set forth in Sections 4 and 5 hereof. The Closing shall occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 and may be undertaken remotely by electronic exchange of documentation.

3. REPRESENTATIONS, AGREEMENTS, WARRANTIES AND COVENANTS.

(a) Holder Representations, Warranties and Covenants. The Holder hereby represents and warrants to the Company that:

(i) Authorization; Enforcement; Validity. The Holder has the power and authority to execute and deliver this Agreement and perform its obligations hereunder; and this Agreement and the transactions contemplated hereby have been duly authorized by the Holder. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(ii) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(b) Company Representations, Warranties and Covenants. The Company hereby represents, warrants, agrees and covenants to and with the Holder that:

(i) Organization and Qualification. The Company and its subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform any of its obligations hereunder.

(ii) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors and no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(iii) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Company’s Certificate of Incorporation or Bylaws or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or the articles of association or bylaws of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal laws, rules and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.

(iv) Consents. Except as contemplated by this Agreement, the Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. Except as contemplated by this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by this Agreement. Except as set forth in its Current Report on Form 8-K dated October 5, 2023, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(v) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, the Common Stock or any of the Company’s subsidiaries or any of the Company’s or its subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(vi) Acknowledgement Regarding Holder’s Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by this Agreement, in accordance with the terms thereof, the Holder has not been asked by the Company or any of its subsidiaries to agree, nor has the Holder agreed with the Company or any of its subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any securities for any specified term; (ii) the Holder, and counterparties in “derivative” transactions to which the Holder is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Holder’s knowledge of the transactions contemplated by this Agreement; and (iii) the Holder shall not be deemed to have any affiliation with or control over any arm’s-length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by this Agreement pursuant to the 8-K Filing the Holder may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock). The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any of the documents executed in connection herewith or therewith.

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(vii) SEC Filings. As of their respective filing dates, the Company’s filings with the SEC under the 1934 Act since May 16, 2022 and prior to the date hereof (the “SEC Documents”), complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company represents that, as of the date hereof, no material event or circumstance has occurred which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date hereof or solely with the passage of time by the Company but which has not been so publicly announced or disclosed

(viii) Public Disclosure. On or before the Disclosure Time (as defined below), the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement, in each case, in the form required by the 1934 Act and attaching this Agreement (and all schedules to this Agreement) (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company and its Subsidiaries shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents in connection with the transactions contemplated by this Agreement. In addition, effective upon the filing of the 8-K Filing, each of the Company and its Subsidiaries acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company shall not, and shall cause each of their respective subsidiaries and its and each of their respective officers, directors, Affiliates, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its subsidiaries or any of their respective officers, directors, Affiliates employees or agents delivers any material, non-public information to the Holder without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holders shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, Affiliates, employees or agents with respect to, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, Affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company. As used herein, “Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Holder, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Holder.

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(ix) MFN. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms, if any, offered to BHP Capital NY, Inc. or any of its affiliates (“BHIP”) with respect to any prepayment, redemption, exchange, conversion or repurchase of warrants and/or convertible notes issued by the Company to BHIP (each a “BHIP Document”) is or will be more favorable to BHIP than those of the Holder. If, and whenever on or after the date hereof, the Company enters into a BHIP Document with terms that are different from this Agreement, then (i) the Company shall provide written notice thereof to the Holder promptly following the occurrence thereof and, to the extent such notice constitutes material, nonpublic information, shall concurrently with the delivery of such notice to the Holder file a Current Report on Form 8-K with the SEC disclosing such information and (ii) at the Holder’s election, this Agreement shall be, without any further action by the Holder or the Company, deemed amended and modified in an economically equivalent manner such that the Holder shall receive the benefit of the more favorable terms contained in such BHIP Document. Notwithstanding the foregoing, the Company agrees, at its sole cost and expense, to take such other actions (such as entering into amendments to this Agreement) as the Holder may reasonably request to further reflect the foregoing.

4. CONDITIONS TO Company’S OBLIGATIONs hereunder.

The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a) The Holder shall have duly executed this Agreement and delivered the same to the Company; and

(b) The representations and warranties of the Holder shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Holder shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

5. CONDITIONS TO HOLDER’S OBLIGATIONs HEREUNDER.

The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder in respect of itself at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered this Agreement to the Holder;

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(b) The representations and warranties of each of the Company under this Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

(c) The Company shall have paid the Holder Counsel Expense in accordance with Section 7(l);

(d) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby; and

(e) Since the date hereof, no event that could be reasonably expected to cause a Material Adverse Effect with respect to the Company shall have occurred.

6. TERMINATION.

In the event that the Closing shall not have occurred by on or before the fifth (5th) Business Day following the date hereof, other than due to the Holder’s failure to satisfy the conditions set forth in Section 4 hereof, the Holder shall have the option to terminate this Agreement at the close of business on such date without liability of any party to any other party. Upon such termination, the terms hereof shall be null and void.

7. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement shall supersede all other prior oral or written agreements among the Holder and the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder, and any amendment to this Agreement made in conformity with the provisions of this Section 7(e) shall be binding on the Holder and the Company. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

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(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) three (3) business days after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Eightco Holdings Inc.

200 9th Avenue North, Suite 220

Safety Harbor, Florida 34695

Telephone: (866) 980-2818

Attention: Brian McFadden, Chief Executive Officer

E-Mail: bpm@8co.holdings

With a copy (for informational purposes only) to:

Haynes Boone LLP

2323 Victory Avenue, Suite 700

Dallas, TX 75219

Telephone: (214) 651-5119

Attention: Rick Werner, Esq.

E-Mail: Rick.Werner@haynesboone.com

If to the Holder, to its address, e-mail address and facsimile number set forth on the signature pages attached hereto, with copies to the Holder’s representatives as set forth on such Holder’s signature page, or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Schulte Roth & Zabel LLP shall only be provided copies of notices sent to the Holder. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the 2023 Warrants and/or Notes.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing.

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(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Fees and Expenses. The Company shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, by paying any such amount to Schulte Roth & Zabel LLP (the “Holder Counsel Expense”) promptly after receiving the invoice of Schulte Roth & Zabel LLP by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP delivered to the Company on or prior to the Closing. The Holder Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the transactions contemplated hereby, if any.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

Company:

EIGHTCO HOLDINGS INC.

By:	/s/ Brian McFadden
Name:	Brian McFadden
Title:	Chief Executive Officer

[Signature Page to Prepayment and Redemption Agreement]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

HOLDER:

[*****]

By:
Name:
Title:

Contact Information for Notices:

[*****]

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022

Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.
E-mail:	eleazer.klein@srz.com
Wire Instructions: [*****]

[Signature Page to Prepayment and Redemption Agreement]